                                                                   EXHIBIT 10.21

                                  AMENDMENT TO
                      HOOVER'S, INC. STOCK OPTION AGREEMENT

     THIS AMENDMENT TO HOOVER'S, INC. STOCK OPTION AGREEMENT (this "AMENDMENT") is entered into and made effective as of the 30th day of March, 2002 (the "EFFECTIVE DATE"), by and between Hoover's, Inc., a corporation organized under the laws of Delaware (the "CORPORATION"), and Jeffrey R. Tarr, who is an Employee and the Chairman of the Board of Directors of the Corporation ("OPTIONEE"). Capitalized terms not otherwise defined herein shall be as set forth in the Option Agreement, as defined below.

                                 R E C I T A L S

          WHEREAS, the Corporation entered into a Hoover's, Inc. Stock Option Agreement dated May 22, 2001 whereby the Corporation granted Optionee an Option (the "150,000 SHARES OPTION") under The Hoover's, Inc. 1999 Stock Incentive Plan (the "Plan") to acquire 150,000 shares of Common Stock, $0.01 par value of the Corporation, at an exercise price of $5.00 per share, such number of shares and exercise price SUBJECT TO ADJUSTMENT for subsequent stock splits of the Corporation (the "Option Agreement");

          WHEREAS, the parties desire to amend the Option Agreement to provide that the vesting of the 150,000 Shares Option shall accelerate fully immediately prior to a Change in Control of the Company.

          NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. FULL ACCELERATION. The parties agree that paragraph 1 of the Addendum to the Option Agreement is hereby deleted in its entirety with respect to the 150,000 Shares Option and replaced by paragraph 1 set forth below, to provide for full acceleration of the vesting of the 150,000 Shares Option upon a Change in Control of the Company:

     "1. In the event of a Change in Control of the Company, the 150,000 Shares Option (or any replacement grant), to the extent outstanding at the time but not otherwise fully exerciseable, shall automatically accelerate such that the 150,000 Shares Option shall, immediately prior to the effective date of the change in Control, be fully exercisable for all of the Option Shares and may be exercised for any or all of such accelerated Option Shares as fully-vested shares of Common Stock."

     2. ENTIRE AGREEMENT. This Amendment constitutes the duly authorized, valid and binding obligation of each of the parties hereto. Except as specifically modified by this Amendment, the Option Agreement shall remain in full force and effect. Any further amendment, change or modification of the Option Agreement shall be void unless in writing and signed by all parties hereto.

     3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

HOOVER'S, INC.                                      OPTIONEE


By:
   -------------------------------
Name:                                               ----------------------------
     -----------------------------                  JEFFREY R. TARR
Title:
      ----------------------------
Date:                                               Date:
     -----------------------------                       -----------------------